Exhibit 10.2
May 21, 2009
Mr. James H. Vandenberghe
[home address]
Dear Jim:
     The purpose of this letter is to extend the term of the consulting period set forth in that certain letter agreement between you and Lear Corporation dated November 15, 2007 (the “Agreement”). The Consulting Period (as defined in the Agreement) shall hereby be extended through May 31, 2010, and until such date shall remain subject to all terms and conditions and other provisions in the Agreement as in effect immediately prior to the date of this letter, other than the rate of compensation set forth in paragraph 3.a. of the Agreement, which shall be $350,000 from June 1, 2009 through the end of the Consulting Period.
     Please confirm your acceptance of the terms and conditions of this letter by signing on the space provided below and returning this letter to the Company by May 28, 2009.

LEAR CORPORATION
By:	/s/ Terrence B. Larkin
Terrence B. Larkin

Accepted this 21st day of May, 2009

/s/ James H. Vandenberghe
James H. Vandenberghe